Exhibit  23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors
DNAPrint  genomics,  Inc.
Sarasota,  Florida
Gentlemen:

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 amendment no. 1 of our report dated February 24, 2006 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. as of and for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/Pender  Newkirk  &  Company
------------------------------
Pender  Newkirk  &  Company, LLP
Certified  Public  Accountants
Tampa,  Florida

April  26,  2006